October 9, 2015

root9B Technologies, Inc.
Attn: Brian King, COO
1185 Avenue of the Americas,
Suite 1750
New York, New York 10036

RE: Amendment to Agreement and Plan of Merger

Dear Mr. King:

Reference is made to that certain Agreement and Plan of Merger dated February 6, 2015 (the “Merger Agreement”) by and among root9B Technologies, Inc. (“root9B”), IPSA International Services, Inc. (“Merger Sub”) and IPSA International, Inc. (“IPSA”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

Pursuant to Section 1.12 of the Merger Agreement, root9B agreed to issue Post-Closing Shares to IPSA if, among other things, the Post Closing Price Benchmark became effective and Merger Sub achieved certain income and revenue thresholds.  The parties to the Merger Agreement acknowledge and agree that Merger Sub will not achieve such income and revenue thresholds, and root9B desires to make the Post-Closing Shares available for issuance to other parties.  The parties therefore agree to amend the Merger Agreement by deleting Section 1.12 thereof.

Upon your execution of this letter agreement, the Merger Agreement shall be deemed amended to the extent set forth herein.  All other terms and provisions of the Merger Agreement shall remain in full force and effect.  If there is any inconsistency with the terms of the Merger Agreement and this letter agreement, the terms of this letter agreement shall govern.  This letter agreement is intended to be a final expression of our agreement to amend the Merger Agreement and is intended to be a complete and exclusive statement of our agreement and understanding with respect to such amendment.  This letter agreement may not be modified or amended except by a written agreement signed by IPSA, Merger Sub and you.

Sincerely,

/s/ Dan Wachtler
Dan Wachtler

Chief Executive Officer

Agreed to and accepted:

ROOT9B TECHNOLOGIES, INC.

By: /s/ Brian King
Name: Brian King
Title:  COO

IPSA INTERNATIONAL SERVICES, INC.

By: /s/ Dan Wachtler
Name: Dan Wachtler
Title: Chief Executive Officer